EXECUTION VERSION

FIRST AMENDMENT TO TERM LOAN AGREEMENT

This FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) dated as of April 22, 2013, by and among FEDERAL REALTY INVESTMENT TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), each of the Lenders party hereto and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other parties have entered into that certain Term Loan Agreement dated as of November 22, 2011 (as amended and as in effect immediately prior to the effectiveness of this Amendment, the “Credit Agreement”); and

WHEREAS, the Borrower, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Specific Amendments to Credit Agreement. Upon the effectiveness of this Amendment, the parties hereto agree that the Credit Agreement shall be amended as follows:

(a)The Credit Agreement is amended by restating the definitions of “Capitalization Rate”, “Controlled Property”, “Fixed Charges”, “Guarantor”, “Mandatorily Redeemable Stock”, “Permitted Liens”, “Total Budgeted Cost” and “Wholly Owned Property” contained in Section 1.1. thereof in their entirety as follows:

“Capitalization Rate” means 6.75%.

“Controlled Property” means a Property which is an Eligible Property that is owned in fee simple (or leased under a Ground Lease) by a Subsidiary that is not a Wholly Owned Subsidiary and with respect to which the Borrower or such Subsidiary has the right to take the following actions without the need to obtain the consent of any Person (other than the Requisite Lenders if required pursuant to the Loan Documents): (A) to create Liens on such Property as security for Indebtedness of the Borrower or such Subsidiary, as applicable and (B) to sell, convey, transfer or otherwise dispose of such Property.

“Fixed Charges” means, for any period, the sum of (a) Interest Expense of the Borrower and its Subsidiaries determined on a consolidated basis and of Unconsolidated Affiliates for such period, (b) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower, its Subsidiaries and its Unconsolidated Affiliates during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, and (c) all Preferred Dividends paid by the Borrower, its Subsidiaries and Unconsolidated Affiliates during such period (other than such payments to the Borrower and any Subsidiary); provided, however that only the Borrower's Ownership Share of the amounts (other than inter-company amounts) set forth in clauses (a) through (c) above with respect to Unconsolidated Affiliates of the Borrower shall be included in determinations of Fixed Charges.

“Guarantor” means any Person that is party to the Guaranty as a Guarantor.

“Mandatorily Redeemable Stock” means, with respect to a Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests); in each case, on or prior to the Maturity Date. For purposes of this definition, Equity Interests in any of the following Subsidiaries which the Borrower is obligated to acquire pursuant to currently existing agreements (as in effect on the date hereof) with the holders of such Equity Interest shall not be considered to be Mandatorily Redeemable Stock: Congressional Plaza Associates, LLC, NVI-Avenue, LLC, Street Retail West 7, L.P., FR Pike 7 Limited Partnership and Federal Realty Partners L.P.

“Permitted Liens” means, with respect to any asset or property of a Person, (a) (i) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or (ii) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in each case, are not at the time required to be paid or discharged under Section 7.6.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or materially impair the use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the Administrative Agent for its benefit and the benefit of the Lenders and each Specified Derivatives Provider; (f) Liens in favor of the Borrower or a Subsidiary securing obligations owing by a Subsidiary to the Borrower or a Subsidiary; (g) Liens in existence as of the Agreement Date and set forth on Part II of Schedule 6.1.(f); and (h) Liens securing Indebtedness permitted by the Loan Documents.

“Total Budgeted Cost” means, at any time, the aggregate amount of all costs (net of third party contributions to, or reimbursement of, costs) budgeted to be paid, incurred or otherwise expended or accrued by the Borrower, a Subsidiary or an Unconsolidated Affiliate with respect to such Property to complete development and achieve a stabilized Occupancy Rate as reasonably determined by the Borrower in good faith, including without limitation, all amounts budgeted with respect to all of the following: (a) acquisition of land and any related improvements; (b) a reserve for construction interest; (c) an operating deficit reserve; (d) tenant improvements; (e) leasing costs and commissions, (f) infrastructure costs and (g) other hard and soft costs associated with the development or redevelopment of such Property. Total Budgeted Costs shall also include the fully budgeted costs of Properties under construction (as evidenced by commencement of the pouring of footings), acquired or to be acquired pursuant to purchase agreements or being developed by third parties under a loan that the Borrower, its Subsidiary or an Unconsolidated Affiliate has guaranteed or otherwise has liability for the payment thereof. If a Property is owned by an Unconsolidated Affiliate the Total Budgeted Cost shall be equal to the product of (i) the Borrower's Ownership Share in such Unconsolidated Affiliate and (ii) the Total Budgeted Cost of such Property as calculated in accordance with this definition.

“Wholly Owned Property” means an Eligible Property which is wholly owned in fee simple (or leased under a Ground Lease) by only the Borrower or a Wholly Owned Subsidiary.

(b)The Credit Agreement is further amended by adding the following definition of “Recourse Indebtedness” to Section 1.1. thereof in the appropriate alphabetical location:

“Recourse Indebtedness” means, with respect to a Person, any Indebtedness other than Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

(c)The Credit Agreement is further amended by restating Section 7.14. thereof in its entirety as follows:

Section 7.14. Guarantors.

(a)    Within 10 Business Days of the date on which any of the following conditions first applies to any Subsidiary (other than a Subsidiary owning a Non-Controlled Property) that is not already a Guarantor, the Borrower shall deliver to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent: (i) an Accession Agreement executed by such Subsidiary (or if the Guaranty is not then in existence, a Guaranty executed by such Subsidiary) and (ii) the items that would have been delivered under subsections (iv), (v), (vi)(with such subsection being read to apply to such Subsidiary rather than the Borrower), (viii) and (ix) of Section 5.1.(a) if such Subsidiary had been required to become a Guarantor on the Agreement Date:

(x)    such Subsidiary Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of the Borrower or any Subsidiary of the Borrower; or

(y)    such Subsidiary (A) owns any asset the value of which is included in the determination of Unencumbered Asset Value and (B) has incurred, acquired or suffered to exist any Recourse Indebtedness.

(b)    [Intentionally Omitted].

(c)    The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Guarantor from the Guaranty so long as: (i) such Guarantor is not required to be a party to the Guaranty under the immediately preceding subsection (a); (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.; and (iii) the Administrative Agent shall have received such written request at least ten (10) Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

(d)The Credit Agreement is further amended by restating Section 8.4.(l) thereof in its entirety as follows:

(l)    [Intentionally Omitted];

(e)The Credit Agreement is further amended by restating Section 9.1.(a) thereof in its entirety as follows:

(a)    Minimum Tangible Net Worth. The Borrower shall not at any time permit the Tangible Net Worth to be less than (i) $1,900,000,000 plus (ii) 75% of the Net Proceeds of all Equity Issuances effected at any time after December 31, 2012 by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any of its Subsidiaries.

(f)The Credit Agreement is further amended by restating Section 9.1.(f) thereof in its entirety as follows:

(f)    Minimum Unencumbered Debt Yield. The Borrower shall not permit the ratio of (i) Unencumbered Adjusted NOI on a consolidated basis for any fiscal quarter times 4 to (ii) Unsecured Indebtedness of the Borrower and its Subsidiaries as of the last day of such fiscal quarter to be less than 0.11 to 1.00 at any time.

(g)The Credit Agreement is further amended by restating clause (iv) of Section 9.1.(g) thereof in its entirety as follows:

(iv)    Unimproved Land such that the aggregate value of such Unimproved Land, calculated on the basis of acquisition cost, exceeds 5.00% of Total Asset Value; and

(h)The Credit Agreement is further amended by restating Section 9.1.(h) thereof in its entirety as follows:

(h)    [Intentionally Omitted].

(i)The Credit Agreement is further amended by restating Section 9.2.(b) thereof in its entirety as follows:

(b)    Investments to acquire Equity Interests of a Subsidiary or any other Person who after giving effect to such acquisition would be a Subsidiary, so long as in each case, (i) as a result of such Investment, and after giving effect thereto, no Default or Event of Default is or would be caused thereby, and no other Major Default or Event of Default has occurred and is continuing, and (ii) if such Subsidiary is (or after giving effect to such Investment would be) required to become a Guarantor pursuant to Section 7.14., the terms and conditions set forth in Section 7.14. are satisfied;

(j)The Credit Agreement is further amended by restating clause (i) of the proviso set forth in Section 9.5. thereof in its entirety as follows:

(i)    any of the actions described in the immediately preceding clauses (a), (b) and (c) may be taken with respect to any Subsidiary or any other Loan Party (other than the Borrower) so long as, as a result of the taking of such action, and after giving effect thereto, no Default or Event of Default is or would be caused thereby, and no other Major Default or Event of Default has occurred and is continuing; notwithstanding the foregoing, any such Loan Party may enter into a transaction of merger pursuant to which such Loan Party is not the survivor of such merger only if (A) the Borrower shall have given the Administrative Agent and the Lenders at least 10 Business Days' prior written notice of such merger; (B) if the survivor entity is required to become a Guarantor pursuant to Section 7.14. (and is not already a Guarantor), within five (5) Business Days of consummation of such merger, the survivor entity shall have executed and delivered an Accession Agreement (or if the Guaranty is not then in existence, a Guaranty executed by such survivor entity); (C) within 30 days of consummation of such merger, the survivor entity delivers to the Administrative Agent the following: (1) items of the type referred to in Sections 5.1.(a)(iv), (v), (vi)(with such subsection being read to apply to such survivor entity rather than the Borrower), (viii) and (ix) with respect to the survivor entity as in effect after consummation of such merger (if not previously delivered to the Administrative Agent and still in effect), (2) copies of all documents entered into by such Loan Party or the survivor entity to effectuate the consummation of such merger, including, but not limited to, articles of merger and the plan of merger, (3) copies, certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of such Loan Party or the survivor entity, of all corporate and shareholder action authorizing such merger and (4) copies of any filings with the Securities and Exchange Commission in connection with such merger; and (D) such Loan Party and the survivor entity each takes such other action and delivers such other documents, instruments, opinions and agreements as the Administrative Agent may reasonably request;

Section 2. Conditions Precedent. The effectiveness of this Amendment, including without limitation, the release of the Guarantors under Section 3 below, is subject to receipt by the Administrative Agent of each of the following in form and substance satisfactory to the Administrative Agent:

(a)    a counterpart of this Amendment duly executed by the Borrower, the Administrative Agent and each of the Lenders;

(b)    a Compliance Certificate calculated on a pro forma basis for the Borrower's fiscal quarter ending December 31, 2012;

(c)    a certificate of the Borrower, signed on behalf of the Borrower by a Responsible Officer of the Borrower, certifying that (i) no Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment and (ii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents (including this Amendment) to which any of them is a party, are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof immediately after giving effect to this Amendment except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited thereunder;

(d)    a copy of a duly executed amendment to the Existing Credit Agreement, amending the terms of the Existing Credit Agreement corresponding to the terms of the Credit Agreement amended by Section 1 of this Amendment so that all such terms and sections shall be substantially the same;

(e)    evidence that all fees, expenses and reimbursement amounts due and payable to the Administrative Agent and the Arrangers, including without limitation, the reasonable fees and expenses of counsel to the Administrative Agent, have been paid; and

(f)    such other documents, agreements and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request.

Section 3. Release of Guarantors. Upon the effectiveness of this Amendment as provided in Section 2 above, the Administrative Agent and the Lenders agree that the Guarantors set forth on Schedule I attached hereto shall be released as Guarantors under the Guaranty in effect immediately prior to the effectiveness of this Amendment and such Guaranty shall terminate.

Section 4. Representations. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)    Authorization of Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver the Amendment Documents and perform the Amendment Documents and the Credit Agreement as amended by this Amendment in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Amendment Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of the Amendment Documents and the Credit Agreement as amended by this Amendment is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b)    Binding Effect. This Amendment and the Credit Agreement as amended by this Amendment constitute valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with their terms.

(c)    No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

(d)    No Guarantors. As of the effective date of this Amendment and after giving effect thereto, no Subsidiary is required to be a Guarantor pursuant to Section 7.14. of the Credit Agreement as amended by this Amendment.

Section 5. Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties made or deemed made by the Borrower to the Administrative Agent and the Lenders in the Credit Agreement as amended by this Amendment and the other Loan Documents on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full and such representations and warranties are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof immediately after giving effect to this Amendment except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited thereunder.

Section 6. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. This Amendment is a Loan Document.

Section 7. Costs and Expenses. The Borrower shall reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses (including attorneys' fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 10. Effect; Ratification. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only. The Credit Agreement is hereby ratified and confirmed in all respects. Nothing in this Amendment shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document.

Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 12. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Term Loan Agreement to be executed as of the date first above written.

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Dawn M. Becker
Name: Dawn M. Becker
Title: Executive Vice President - Chief Operating Officer

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[Signature Page to First Amendment to Term Loan Agreement for Federal Realty Investment Trust]

PNC BANK, NATIONAL ASSOCIATION, as
Administrative Agent and as a Lender

By:	/s/ Benjamin Adams
Name: Benjamin Adams
Title: Senior Vice President

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[Signature Page to First Amendment to Term Loan Agreement for Federal Realty Investment Trust]

CAPITAL ONE, N.A., as a Lender

By:	/s/ Frederick H. Denecke
Name: Frederick H. Denecke
Title: Vice President

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[Signature Page to First Amendment to Term Loan Agreement for Federal Realty Investment Trust]

REGIONS BANK, as a Lender

By:	/s/ Kerri Raines
Name: Kerri Raines
Title: Vice President

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[Signature Page to First Amendment to Term Loan Agreement for Federal Realty Investment Trust]

SUNTRUST BANK, as a Lender

By:	/s/ W. John Wendler
Name: W. John Wendler
Title: Senior Vice President

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[Signature Page to First Amendment to Term Loan Agreement for Federal Realty Investment Trust]

TD BANK, N.A., as a Lender

By:	/s/ Michael Duganich
Name: Michael Duganich
Title: Vice President

SCHEDULE I

Released Guarantors

STREET RETAIL, INC.
FR LINDEN SQUARE, INC.
FR FEDERAL PLAZA, INC.
FR WHITE MARSH, INC.
FEDERAL REALTY PARTNERS L.P.
FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC
SRI ASSEMBLY ROW B2, LLC
SRI ASSEMBLY ROW B3, LLC
SRI ASSEMBLY ROW B5, LLC
SRI ASSEMBLY ROW B6, LLC
SRI ASSEMBLY ROW B7, LLC
SRI ASSEMBLY ROW B8, LLC
SRI ASSEMBLY ROW B9, LLC
SRI OLD TOWN, LLC
STREET RETAIL FOREST HILLS I, LLC
STREET RETAIL WEST I, L.P.
STREET RETAIL WEST II, L.P.
STREET RETAIL WEST 3, L.P.
STREET RETAIL WEST 4, L.P.
STREET RETAIL WEST 6, L.P.
STREET RETAIL WEST 10, L.P.
FR STURTEVANT STREET, LLC
FR WESTGATE MALL, LLC
STREET RETAIL SAN ANTONIO, LP
FR CHELSEA COMMONS II, LLC
FR DEL MAR VILLAGE, LLC
FR DEL MAR VILLAGE II, LLC
FR MERCER MALL, LLC
FR NORTH DARTMOUTH, LLC
CORDON FAIRFIELD BUSINESS TRUST
CAMPBELL-PHILADELPHIA BUSINESS TRUST
SHOPPES AT NOTTINGHAM SQUARE BUSINESS TRUST
RETAIL PROPERTIES BUSINESS TRUST
NOTTINGHAM SQUARE BUSINESS TRUST
BYRON STATION LIMITED PARTNERSHIP, LLLP
BERMAN ENTERPRISES II LIMITED PARTNERSHIP
ANDORRA ASSOCIATES
SHOPPING CENTER ASSOCIATES
FR PIKE 7 LIMITED PARTNERSHIP
GOVERNOR PLAZA ASSOCIATES
FR ASSEMBLY SQUARE, LLC
FR CHELSEA COMMONS III, LLC
FR HUNTINGTON SQUARE, LLC
FR TOWER SHOPS, LLC